Exhibit 3.14
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
CARMEL APPLIED TECHNOLOGIES, INC.
     We, James C. Fontana, the Secretary, and Rob Goff, the President, of Carmel Applied Technologies, Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify:
     1. That they are the Secretary and President, respectively, of Carmel Applied Technologies, Inc., a California corporation (the “Corporation”).
     2. That an amendment to the articles of incorporation of this Corporation has been approved by the board of directors.
     3. The amendment so approved by the board of directors of the Corporation is as follows:
     Article First of the articles of incorporation of this Corporation is amended to read as follows:
     The name of this corporation shall be:
ALION – CATI CORPORATION
     4. That the sole shareholder of this Corporation has adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the sole shareholder is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporation Code.
     5. That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:

	Number of shares	Minimum
	outstanding entitled	percentage vote
Designation	to vote	required to approve

Shares	176,471	more than 50%
     6. That the number of shares of each class which gave written consent in favor of said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote, as set forth above.
     7. That this certificate shall become effective on the day of filing.
     Each of the undersigned declares under penalty of perjury under the laws of the State of California that the statements contained in the foregoing certificate are true of their own knowledge.
Executed at McLean, VA on April 20th, 2005.

/s/ Rob Goff

Rob Goff
President

/s/ James C. Fontana

James C. Fontana
Secretary